UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2010
Date of Report (Date of Earliest Event Reported)

________________________

POLYMEDIX, INC.

(Exact name of registrant as specified in its charter)

_____________________

Delaware	000-51895	27-0125925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 N. Radnor Chester Road, Suite 300 Radnor, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(448) 598-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 31, 2010, PolyMedix, Inc., a Delaware corporation (the “Company”) and the Company’s wholly owned subsidiary PolyMedix Pharmaceuticals, Inc. (collectively, the “Borrower”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Hercules Technology II, L.P., a Delaware limited partnership (the “Lender”). Pursuant to the Loan and Security Agreement, Lender will make available to Borrower term loans in an aggregate principal amount of up to $14 million.  The $14 million credit facility provides for an initial advance of $10 million, with interest-only payments for at least nine months, and bears per annum interest at the greater of 12.35% or prime plus 7.1%, not to exceed 14%.  The Borrower may request an additional term loan advance of up to $4,000,000 during the period commencing on the closing date of the subsequent financing (defined in the Loan and Security Agreement) and ending on the earlier to occur of (i) December 31, 2010 or (ii) the occurrence of an event of default (defined in the Loan and Security Agreement).

Borrower shall repay the aggregate term loan principal balance that is outstanding in 33 equal monthly installments of principal starting on April 1, 2011 if the subsequent advance is made on or prior to December 31, 2010 and, if not, then starting on January 1, 2011. The entire term loan principal balance and all accrued but unpaid interest will be due and payable on December 31, 2013, or if the subsequent advance is not made, September 30, 2013.  At its option upon at least five business days prior notice to Lender, Borrower may prepay all or any part of the outstanding advances subject to a prepayment charge (defined in the Loan and Security Agreement).

In connection with the Loan and Security Agreement, the Borrower granted Lender a security interest in all of Borrower’s personal property now owned or hereafter acquired. The Loan and Security Agreement also provides for standard indemnification of Lender and contains representations, warranties and certain covenants of the Borrower.  The assertions embodied in those representations and warranties were made for purposes of the Loan and Security Agreement and are subject to qualifications and limitations agreed by the parties in connection with the negotiation of the terms of the Loan and Security Agreement. In addition, certain representations and warranties may be made as of a specific date, may be subject to a contractual standard of materiality different from that which an investor might view as material, or may have been used for purposes of allocating risk between the respective parties, rather than establishing matters as facts. Investors should read the Loan and Security Agreement together with the other information concerning the Company that it publicly files in reports and statements with the United States Securities and Exchange Commission.

As part of the financing, Lender received a warrant to purchase 627,586 shares of the Company’s common stock at an exercise price equal to the 20-day volume weighted average price of the Company’s common stock prior to the closing of the facility, or $1.16 per share.  If the Company borrows an additional $4 million available under the facility, the warrant would become exercisable for an additional 156,896 shares at a purchase price of $1.16 per share, subject to customary adjustments set forth in the warrant.  The warrant will expire five years from the date of the grant.  The Company also entered into a Registration Rights Agreement with the Lender pursuant to which the Company agreed to file a “resale” registration statement covering all of the shares issuable upon exercise of the warrant and use its reasonable best efforts to have such registration statement declared effective by the SEC within 60 days of the date of the financing.

The foregoing descriptions of the Loan and Security Agreement, Warrant and Registration Rights Agreement are qualified in its entirety by reference to the full text of the Loan and Security Agreement, Warrant and Registration Rights Agreement filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

    The Company issued the securities in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act. The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by the Lender, including the representations with respect to the Lender’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each party’s investment intent with respect to the securities purchased.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan and Security Agreement dated March 31, 2010 by and among PolyMedix, Inc., PolyMedix Pharmaceuticals, Inc. and Hercules Technology II, L.P.

10.2	Common Stock Purchase Warrant dated March 31, 2010

10.3	Registration Rights Agreement dated March 31, 2010 by and between PolyMedix, Inc. and Hercules Technology II, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

April 2, 2010	/s/ Edward F. Smith
Edward F. Smith
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.

10.1	Loan and Security Agreement dated March 31, 2010 by and among PolyMedix, Inc., PolyMedix Pharmaceuticals, Inc. and Hercules Technology II, L.P.

10.2	Common Stock Purchase Warrant dated March 31, 2010

10.3	Registration Rights Agreement dated March 31, 2010 by and between PolyMedix, Inc. and Hercules Technology II, L.P.